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                                                                     Exhibit 1.1


                                7,000,000 SHARES

                                DUANE READE INC.

                     COMMON STOCK, $0.01 PAR VALUE PER SHARE

                             UNDERWRITING AGREEMENT

                                                                          , 2001

CREDIT SUISSE FIRST BOSTON CORPORATION
GOLDMAN, SACHS & CO.
J.P. MORGAN SECURITIES INC.
THE ROBINSON-HUMPHREY COMPANY, LLC

  As Representatives of the Several Underwriters,
    c/o Credit Suisse First Boston Corporation,
    Eleven Madison Avenue,
    New York, NY  10010-3629

Dear Sirs:

      1. INTRODUCTORY. Duane Reade Inc., a Delaware corporation ("COMPANY") proposes to issue and sell 4,000,000 shares of its Common Stock, $0.01 par value per share ("SECURITIES") and the stockholders listed in Schedule B hereto ("SELLING STOCKHOLDERS") propose severally to sell an aggregate of 3,000,000 outstanding shares of the Securities (such 7,000,000 shares of Securities being hereinafter referred to as the "FIRM SECURITIES"). The Selling Stockholders also propose to sell to the Underwriters, at the option of the Underwriters, an aggregate of not more than 1,050,000 additional outstanding shares of the Securities, as set forth below (such 1,050,000 additional shares being hereinafter referred to as the "OPTIONAL Securities"). The Firm Securities and the Optional Securities are herein collectively called the "OFFERED SECURITIES". The Company and the Selling Stockholders hereby agree with the several Underwriters named in Schedule A hereto ("UNDERWRITERS") as follows:

      2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE SELLING STOCKHOLDERS. (a) The Company represents and warrants to, and agrees with, the several Underwriters that:

            (i) A registration statement (No. 333-60868) relating to the Offered Securities, including a form of prospectus, has been filed with the Securities and Exchange Commission ("COMMISSION") and either (A) has been declared effective under the Securities Act of 1933 ("ACT") and is not proposed to be amended or (B) is proposed to be amended by amendment or post-effective amendment. If such registration statement (the "INITIAL REGISTRATION STATEMENT") has been declared effective, either (A) an additional registration statement (the "ADDITIONAL REGISTRATION STATEMENT") relating to the Offered Securities may have been filed with the Commission pursuant to Rule 462(b) ("RULE 462(B)") under the Act and, if so filed, has become effective upon filing pursuant to such Rule and the Offered Securities all have been duly registered under the Act pursuant to the initial registration statement and, if applicable, the additional registration statement or (B) such an additional registration statement is proposed to be filed with the Commission pursuant to Rule 462(b) and will become effective upon filing pursuant to such Rule and upon such filing the Offered Securities will all have been duly registered under the Act pursuant to the initial registration statement and such additional registration statement. If the Company does not propose to



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      amend the initial registration statement or if an additional registration statement has been filed and the Company does not propose to amend it, and if any post-effective amendment to either such registration statement has been filed with the Commission prior to the execution and delivery of this Agreement, the most recent amendment (if any) to each such registration statement has been declared effective by the Commission or has become effective upon filing pursuant to Rule 462(c) ("RULE 462(C)") under the Act or, in the case of the additional registration statement, Rule 462(b). For purposes of this Agreement, "EFFECTIVE TIME" with respect to the initial registration statement or, if filed prior to the execution and delivery of this Agreement, the additional registration statement means
      (A) if the Company has advised the Representatives that it does not propose to amend such registration statement, the date and time as of which such registration statement, or the most recent post-effective amendment thereto (if any) filed prior to the execution and delivery of this Agreement, was declared effective by the Commission or has become effective upon filing pursuant to Rule 462(c), or (B) if the Company has advised the Representatives that it proposes to file an amendment or post-effective amendment to such registration statement, the date and time as of which such registration statement, as amended by such amendment or post-effective amendment, as the case may be, is declared effective by the Commission. If an additional registration statement has not been filed prior to the execution and delivery of this Agreement but the Company has advised the Representatives that it proposes to file one, "EFFECTIVE TIME" with respect to such additional registration statement means the date and time as of which such registration statement is filed and becomes effective pursuant to Rule 462(b). "EFFECTIVE DATE" with respect to the initial registration statement or the additional registration statement (if any) means the date of the Effective Time thereof. The initial registration statement, as amended at its Effective Time, including all material incorporated by reference therein, including all information contained in the additional registration statement (if any) and deemed to be a part of the initial registration statement as of the Effective Time of the additional registration statement pursuant to the General Instructions of the Form on which it is filed and including all information (if any) deemed to be a part of the initial registration statement as of its Effective Time pursuant to Rule 430A(b) ("RULE 430A(B)") under the Act, is hereinafter referred to as the "INITIAL REGISTRATION STATEMENT". The additional registration statement, as amended at its Effective Time, including the contents of the initial registration statement incorporated by reference therein and including all information (if any) deemed to be a part of the additional registration statement as of its Effective Time pursuant to Rule 430A(b), is hereinafter referred to as the "ADDITIONAL REGISTRATION STATEMENT". The Initial Registration Statement and the Additional Registration are hereinafter referred to collectively as the "REGISTRATION STATEMENTS" and individually as a "REGISTRATION Statement". The form of prospectus relating to the Offered Securities, as first filed with the Commission pursuant to and in accordance with Rule 424(b) ("RULE 424(B)") under the Act or (if no such filing is required) as included in a Registration Statement, including all material incorporated by reference in such prospectus, is hereinafter referred to as the "PROSPECTUS". No document has been or will be prepared or distributed in reliance on Rule 434 under the Act.

            (ii) If the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement: (A) on the Effective Date of the Initial Registration Statement, the Initial Registration Statement conformed in all respects to the requirements of the Act and the rules and regulations of the Commission ("RULES AND REGULATIONS") and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, (B) on the Effective Date of the Additional Registration Statement (if any), each Registration Statement conformed or will conform, in all respects to the requirements of the Act and the Rules and Regulations and did not include, or will not include, any untrue statement of a material fact and did not omit, or will not omit, to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and
      (C) on the date of this Agreement, the Initial Registration Statement and, if the Effective Time of the Additional Registration Statement is prior to the execution and



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            delivery of this Agreement, the Additional Registration Statement each conforms, and at the time of filing of the Prospectus pursuant to Rule 424(b) or (if no such filing is required) at the Effective Date of the Additional Registration Statement in which the Prospectus is included, each Registration Statement and the Prospectus will conform, in all respects to the requirements of the Act and the Rules and Regulations, and neither of such documents includes, or will include, any untrue statement of a material fact or omits, or will omit, to state any material fact required to be stated therein or necessary to make the statements therein not misleading. If the Effective Time of the Initial Registration Statement is subsequent to the execution and delivery of this Agreement: on the Effective Date of the Initial Registration Statement, the Initial Registration Statement and the Prospectus will conform in all respects to the requirements of the Act and the Rules and Regulations, neither of such documents will include any untrue statement of a material fact or will omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and no Additional Registration Statement has been or will be filed. The two preceding sentences do not apply to statements in or omissions from a Registration Statement or the Prospectus based upon written information furnished to the Company by any Underwriter through the Representatives expressly for use therein, it being understood and agreed that the only such information is that described as such in Section 7(c) hereof.

            (iii) The Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware, with power and authority (corporate or other) to own its properties and conduct its business as described in the Prospectus and to own, lease and operate its properties; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries, taken as a whole (a "MATERIAL ADVERSE EFFECT").

            (iv) Each subsidiary of the Company has been duly incorporated or organized and is an existing corporation or partnership, as the case may be, in good standing under the laws of the jurisdiction of its incorporation or organization, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus and to own, lease and operate its properties; and each subsidiary of the Company is duly qualified to do business as a foreign corporation or partnership in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified would not have a Material Adverse Effect; all of the issued and outstanding capital stock of each subsidiary of the Company that is a corporation has been duly authorized and validly issued and is fully paid and nonassessable; and the capital stock of each subsidiary that is a corporation owned by the Company, directly or through subsidiaries, is owned free from liens, encumbrances and defects. The Company, directly and through its direct wholly owned subsidiary DRI I Inc. ("DRI I"), owns all of the partnership interests in Duane Reade, a New York general partnership ("DUANE READE"), free from liens, encumbrances and defects, except as set forth in the Prospectus. The Company has no subsidiaries except as listed on Exhibit 21 to the Company's annual report on Form 10-K for the year ended December 30, 2000.

            (v) The Offered Securities to be sold by the Company have been duly authorized and, when issued and delivered to the Underwriters against payment therefore as provided by this Agreement, will be validly issued, fully paid and non-assessable; and the stockholders of the Company have no preemptive rights with respect to the Offered Securities.

            (vi) The employee stock options to be exercised by certain Selling Stockholders in connection with the transactions contemplated by the Custody Agreements (as defined below), the Powers of Attorney (as defined below) and this Agreement and to be deposited with the Custodian (as defined below) in accordance with the Custody Agreements (collectively, the "STOCK OPTIONS") have been duly granted to, are fully vested in and may be exercised by, such relevant Selling Stockholder in accordance with the Duane Reade Inc. Holding Corp. 1992 Stock Incentive Plan (the "1992 PLAN") or the Duane Reade Inc. 1997 Equity Participation Plan (the "1997 PLAN" and, together with the 1997 Plan, the "PLANS") as applicable; and, when Stock Options are exercised in accordance with this Agreement and the Powers of Attorney, the Company will issue the appropriate number of certificates in negotiable form of Securities on each Closing Date (as defined below).

            (vii) The Offered Securities to be sold by the Selling Stockholders that are outstanding as of the date hereof and all other outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; the Offered Securities to be sold by the Selling Stockholders that are not outstanding as of the date hereof have been duly reserved and authorized and,



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      when issued and delivered upon exercise of the Stock Options in connection with the 1992 Plan or the 1997 Plan, as applicable, will be validly issued, fully paid and non-assessable.

            (viii) The authorized shares of capital stock of the Company conform as to legal matters to the description thereof contained in the Prospectus in all material respects.

            (ix) Except as disclosed in the Prospectus, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder's fee or other like payment in connection with this offering.

            (x) Except as described in the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act.

            (xi)  The Securities are listed on The New York Stock Exchange.

            (xii) No consent, approval, authorization, or order of, or filing with, any governmental agency or body or any court is required to be obtained or made by the Company for the consummation of the transactions contemplated by this Agreement in connection with the sale of the Offered Securities, except such as have been obtained and made under the Act and from the National Association of Securities Dealers, Inc. (the "NASD") and such as may be required under state securities laws.

            (xiii) The execution, delivery and performance of this Agreement, and the consummation of the transactions herein contemplated will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, (a) any statute, any rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any subsidiary of the Company or any of their properties, except as could not reasonably be expected to have a Material Adverse Effect or materially adversely affect the ability of the Company and its subsidiaries to consummate the transactions contemplated hereby, (b) any agreement or instrument to which the Company or any such subsidiary is a party or by which the Company or any such subsidiary is bound or to which any of the properties of the Company or any such subsidiary is subject, except as could not reasonably be expected to have a Material Adverse Effect or materially adversely affect the ability of the Company and its subsidiaries to consummate the transactions contemplated hereby, or (c) the charter, by-laws or similar organizational document of the Company or any such subsidiary.

            (xiv) This Agreement has been duly authorized, executed and delivered by the Company. DRI I, Duane Reade International, Inc. ("DR INTERNATIONAL"), Duane Reade Realty, Inc. ("DR REALTY") and Duane Reade.

            (xv) Except as disclosed in the Prospectus, the Company and its subsidiaries have good and marketable title to all real properties and all other properties and assets owned by them, in each case free from liens, encumbrances and defects except such that do not materially affect the value thereof or materially interfere with the use made or to be made thereof by them; and except as disclosed in the Prospectus, the Company and its subsidiaries hold any leased real or personal property under valid and enforceable leases with no exceptions that would materially interfere with the use made or to be made thereof by them.

            (xvi) The Company and its subsidiaries possess adequate certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to own, lease, license and operate its respective properties and to conduct the business now operated by them and have not received any notice of



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      proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect.

            (xvii) No labor dispute with the employees of the Company or any subsidiary exists or, to the knowledge of the Company, is imminent that might have a Material Adverse Effect.

            (xviii) The Company and its subsidiaries own, possess or can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, "INTELLECTUAL PROPERTY RIGHTS") necessary to conduct the business now operated by them, or presently employed by them, except where the failure to own or possess or otherwise be able to acquire such intellectual property rights could not reasonably be expected to, singly or in the aggregate, have a Material Adverse Effect; and neither the Company nor any subsidiary has received any notice of infringement of or conflict with asserted rights of others with respect to any intellectual property rights that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect.

            (xix) Except as disclosed in the Prospectus, neither the Company nor any of its subsidiaries is in violation of any statute, any rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, "ENVIRONMENTAL LAWS"), owns or operates any real property contaminated with any substance that is subject to any environmental laws, is liable for any off-site disposal or contamination pursuant to any environmental laws, or is subject to any claim relating to any environmental laws, which violation, contamination, liability or claim would individually or in the aggregate have Material Adverse Effect; and the Company is not aware of any pending investigation which might lead to such a claim.

            (xx) Except as disclosed in the Prospectus, there are no pending actions, suits or proceedings against or affecting the Company, any of its subsidiaries or any of their respective properties that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect, or would materially and adversely affect the ability of the Company to perform its obligations under this Agreement, or which are otherwise material in the context of the sale of the Offered Securities; and no such actions, suits or proceedings are, to the Company's knowledge, threatened; there are no statutes, regulations, contracts or other documents that are required to be described in the Registration Statement of the Prospectus or to be filed as exhibits to the Registration Statement that are not so described or filed as required.

            (xxi) The financial statements included in each Registration Statement and the Prospectus present fairly the financial position of the Company and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and, except as otherwise disclosed in the Prospectus, such financial statements have been prepared in conformity with the generally accepted accounting principles in the United States applied on a consistent basis; the schedules included in each Registration Statement present fairly the information required to be stated therein.

            (xxii) Except as disclosed in the Prospectus, since the date of the latest audited financial statements included in the Prospectus there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole, and, except as disclosed in or contemplated by the Prospectus, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

            (xxiii) The Company is not and, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the Prospectus, will not be an "investment company" as defined in the Investment Company Act of 1940.



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      (b) Each Selling Stockholder severally represents and warrants to, and agrees with, the several Underwriters that:

            (i) Such Selling Stockholder has valid and unencumbered title with respect to the Offered Securities to be sold by such Selling Stockholder that are outstanding as of the date hereof; and on each Closing Date hereinafter mentioned, such Selling Stockholder will have valid and unencumbered title to the Offered Securities to be delivered by such Selling Stockholder on such Closing Date and full right, power and authority to sell, assign, transfer and deliver such Offered Securities to be delivered by such Selling Stockholder on such Closing Date; and upon the delivery of and payment for the Offered Securities on each Closing Date hereunder, the several Underwriters will acquire valid and unencumbered title to the Offered Securities to be delivered by such Selling Stockholder on such Closing Date.

            (ii) If applicable, the relevant Stock Options to be exercised by such Selling Stockholders in connection with the transactions contemplated by the relevant Custody Agreement, the relevant Power of Attorney and this Agreement and deposited with the Custodian in accordance with the Custody Agreements have been duly granted to, are fully vested in and may be exercised by, such relevant Selling Stockholder in accordance with the 1992 Plan or the 1997, as applicable; and such Selling Stockholder has deposited the requisite number of Stock Options, when exercised, and/or certificates representing shares of Securities that will allow such Selling Stockholder to fulfill his or her obligations pursuant to the terms of this Agreement.

            (iii) If the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement: (A) on the Effective Date of the Initial Registration Statement, the Initial Registration Statement conformed in all respects to the requirements of the Act and the Rules and Regulations and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, (B) on the Effective Date of the Additional Registration Statement (if any), each Registration Statement conformed, or will conform, in all respects to the requirements of the Act and the Rules and Regulations did not include, or will not include, any untrue statement of a material fact and did not omit, or will not omit, to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (C) on the date of this Agreement, the Initial Registration Statement and, if the Effective Time of the Additional Registration Statement is prior to the execution and delivery of this Agreement, the Additional Registration Statement each conforms, and at the time of filing of the Prospectus pursuant to Rule 424(b) or (if no such filing is required) at the Effective Date of the Additional Registration Statement in which the Prospectus is included, each Registration Statement and the Prospectus will conform, in all respects to the requirements of the Act and the Rules and Regulations, and neither of such documents includes, or will include, any untrue statement of a material fact or omits, or will omit, to state any material fact required to be stated therein or necessary to make the statements therein not misleading. If the Effective Time of the Initial Registration Statement is subsequent to the execution and delivery of this Agreement: on the Effective Date of the Initial Registration Statement, the Initial Registration Statement and the Prospectus will conform in all respects to the requirements of the Act and the Rules and Regulations, neither of such documents will include any untrue statement of a material fact or will omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The two preceding sentences apply only to the extent that any statements or omissions from a Registration Statement or the Prospectus are based on written information furnished to the Company by such Selling Stockholders specifically for use therein, it being understood and agreed that the only such information furnished by any Selling Stockholder consists of the information related to such Selling Stockholder contained under the caption "Principal and Selling Stockholders" in the Prospectus.

            (iv) Except as disclosed in the Prospectus, there are no contracts, agreements or understandings between such Selling Stockholder and any person that would give rise to a valid claim against such Selling Stockholder or any Underwriter for a brokerage commission, finder's fee or other like payment in connection with this offering.

            (v) Such Selling Stockholder has, and on each Closing Date will have, full legal right, power and authority, and all authorization and approval required by law, to enter into (A) this Agreement, (B) the




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      Custody Agreement signed by such Selling Stockholder and Fleet National
      Bank c/o Equiserve, as Custodian (each a "CUSTODY AGREEMENT") relating to the deposit of the Offered Securities (including Offered Securities issued by the Company as a result of the exercised of the Stock Options), and (C) the Power of Attorney of such Selling Stockholder appointing certain individuals as such Selling Stockholder's attorneys-in-fact (each an "ATTORNEY") to the extent set forth therein relating to the transactions contemplated hereby and by the Registration Statement and the relevant Custody Agreement (each, a "POWER OF ATTORNEY") to exercise the relevant Stock Options in accordance with the appropriate Plan, if applicable, and to sell, assign, transfer and deliver the Offered Securities to be sold by such Selling Stockholder in the manner provided herein and therein.

            (vi) This Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Stockholder.

            (vii) The relevant Custody Agreement of such Selling Stockholder has been duly authorized, executed and delivered by such Selling Stockholder and is a valid and binding agreement of such Selling Stockholder, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

            (viii)The relevant Power of Attorney of such Selling Stockholder has been duly authorized, executed and delivered by such Selling Stockholder and is a valid and binding instrument of such Selling Stockholder, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles, and, pursuant to such Power of Attorney, such Selling Stockholder has, among other things, authorized the Attorneys, or any one of them, to execute and deliver on such Selling Stockholder's behalf this Agreement and any other document that they, or any one of them, may deem necessary or desirable in connection with the transactions contemplated hereby and thereby, to exercise on such Selling Stockholder's behalf the relevant Stock Options, as applicable, and to deliver the Offered Securities to be sold by such Selling Stockholder pursuant to this Agreement.

            (ix) The execution, delivery and performance of this Agreement, the relevant Custody Agreement and the relevant Power of Attorney of such Selling Stockholder by or on behalf of such Selling Stockholder and the consummation of the transactions herein and therein contemplated will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, (a) any statute, any rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over such Selling Stockholder or any of its properties, except as could not reasonably be expected to have a Material Adverse Effect or materially adversely affect the ability of such Selling Stockholder to consummate the transactions contemplated hereby or thereby,
      (b) any agreement or instrument to which such Selling Stockholder is a party or by which such Selling Stockholder is bound or to which any of the properties of such Selling Stockholder, except as could not reasonably be expected to have a Material Adverse Effect or materially adversely affect the ability of such Selling Stockholder to consummate the transactions contemplated hereby and thereby, or (c) the charter, by-laws or similar organizational document of such Selling Stockholder, if such Selling Stockholder is not a natural person.

      3. PURCHASE, SALE AND DELIVERY OF OFFERED SECURITIES. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company and each Selling Stockholder agree, severally and not jointly, to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company and
each Selling Stockholder, at a purchase price of $      per share, that number
of Firm Securities (rounded up or down, as determined by Credit Suisse First Boston Corporation ("CSFBC") in its discretion, in order to avoid fractions) obtained by multiplying 4,000,000 Firm Securities in the case of the Company, or the number of Firm Securities set forth opposite the name of such Selling Stockholder in Schedule B hereto in the case of a Selling Stockholder, in each case by a fraction the numerator of which is the number of Firm Securities set forth opposite the name of such Underwriter in Schedule A hereto and the denominator of which is the total number of Firm Securities.



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      Certificates in negotiable form and/or the relevant Stock Options for the
Offered Securities to be sold by the Selling Stockholders hereunder have been placed in custody for delivery under this Agreement with the Custodian under the Custody Agreements. Each Selling Stockholder agrees that the shares represented by the certificates and, if applicable, the Stock Options of such Selling Stockholders, held in custody for the Selling Stockholders under such Custody Agreements are subject to the interests of the Underwriters hereunder, that the arrangements made by the Selling Stockholders for such custody are to that extent irrevocable, and that the obligations of the Selling Stockholders hereunder shall not be terminated by operation of law, whether by the death of any individual Selling Stockholder or the occurrence of any other event, or in the case of a trust, by the death of any trustee or trustees or the termination of such trust. If any individual Selling Stockholder or any such trustee or trustees should die, or if any other such event should occur, or if any of such trusts should terminate, before the delivery of the Offered Securities hereunder or, if applicable, the exercise of the Stock Options, certificates for such Offered Securities shall be delivered by the Custodian in accordance with the terms and conditions of this Agreement and, if applicable, the Stock Options shall be exercised by the Attorney, as if such death or other event or termination had not occurred, regardless of whether or not the Custodian shall have received notice of such death or other event or termination.

      The Company and the Custodian will deliver the Firm Securities to the Representatives for the accounts of the Underwriters, against payment of the purchase price in federal (same day) funds by official bank check or checks or wire transfer to an account at a bank acceptable to CSFBC drawn to the order of
     , at the office of Shearman & Sterling, 599 Lexington Avenue, New York, NY
10022 at 9:00 A.M., New York time, on      , 2001, or at such other time not
later than seven full business days thereafter as CSFBC and the Company determine, such time being herein referred to as the "FIRST CLOSING DATE".
For purposes of Rule 15c6-1 under the Securities Exchange Act of 1934, the First Closing Date (if later than the otherwise applicable settlement date) shall be the settlement date for payment of funds and delivery of securities for all the Offered Securities sold pursuant to the offering. The certificates for the Firm Securities so to be delivered will be in definitive form, in such denominations and registered in such names as CSFBC requests and will be made available for checking and packaging at the above office of Shearman & Sterling at least 24 hours prior to the First Closing Date.

      In addition, upon written notice from CSFBC given to the Company and the Selling Stockholders from time to time not more than 30 days subsequent to the date of the Prospectus, the Underwriters may purchase all or less than all of the Optional Securities at the purchase price per share to be paid for the Firm Securities. The Selling Stockholders agree, severally and not jointly, to sell to the Underwriters the respective numbers of Optional Securities obtained by multiplying the number of Optional Securities specified in such notice by a fraction the numerator of which is the number of shares set forth opposite the names of such Selling Stockholders in Schedule B hereto under the caption "Maximum Number of Optional Securities to be Sold" and the denominator of which is the total number of Optional Securities (subject to adjustment by CSFBC to eliminate fractions). Such Optional Securities shall be purchased from each Selling Stockholder for the account of each Underwriter in the same proportion as the number of Firm Securities set forth opposite such Underwriter's name bears to the total number of Firm Securities (subject to adjustment by CSFBC to eliminate fractions) and may be purchased by the Underwriters only for the purpose of covering over-allotments made in connection with the sale of the Firm Securities. No Optional Securities shall be sold or delivered unless the Firm Securities previously have been, or simultaneously are, sold and delivered. The right to purchase the Optional Securities or any portion thereof may be exercised from time to time and to the extent not previously exercised may be surrendered and terminated at any time upon notice by CSFBC to the Company and the Selling Stockholders.

      Each time for the delivery of and payment for the Optional Securities, being herein referred to as an "OPTIONAL CLOSING DATE", which may be the First Closing Date (the First Closing Date and each Optional Closing Date, if any, being sometimes referred to as a "CLOSING DATE"), shall be determined by CSFBC but shall be not later than five full business days after written notice of election to purchase Optional Securities is given. The Custodian will deliver the Optional Securities being purchased on each Optional Closing Date to the Representatives for the accounts of the several Underwriters, against payment of the purchase price therefor in federal (same day) funds by official bank check or checks or wire transfer to an account at a bank acceptable to CSFBC drawn to
the order of     , at the above office of Shearman & Sterling. The certificates for the Optional Securities being purchased on each Optional Closing Date will be in definitive form, in such denominations and registered in such names as CSFBC requests upon reasonable notice prior to such Optional Closing Date and will be made available for checking and packaging at the above office of Shearman & Sterling at a reasonable time in advance of such Optional Closing Date.

      4. OFFERING BY UNDERWRITERS. It is understood that the several Underwriters propose to offer the Offered Securities for sale to the public as set forth in the Prospectus.

      5. CERTAIN AGREEMENTS OF THE COMPANY AND THE SELLING STOCKHOLDERS. The Company agrees with the several Underwriters and the Selling Stockholders that:

            (a) If the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement, the Company will file the Prospectus with the Commission pursuant to and in accordance with subparagraph (1) (or, if applicable and if consented to by CSFBC, subparagraph (4)) of Rule 424(b) not later than the earlier of (A) the second business day following the execution and delivery of this Agreement or (B) the fifteenth business day after the Effective Date of the Initial Registration Statement.

            The Company will advise CSFBC promptly of any such filing pursuant to Rule 424(b). If the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement and an additional registration statement is necessary to register a portion of the Offered Securities under the Act but the Effective Time thereof has not occurred as of such execution and delivery, the Company will file the additional registration statement or, if filed, will file a post-effective amendment thereto with the Commission pursuant to and in accordance with Rule 462(b) on or prior to 10:00 P.M., New York time, on the date of this Agreement or, if earlier, on or prior to the time the Prospectus is printed and distributed to any Underwriter, or will make such filing at such later date as shall have been consented to by CSFBC.

            (b) The Company will advise CSFBC promptly of any proposal to amend or supplement the initial or any additional registration statement as filed or the related prospectus or the Initial Registration Statement, the Additional Registration Statement (if any) or the Prospectus and will not effect such amendment or supplementation without CSFBC's consent; and the Company will also advise CSFBC promptly of the effectiveness of each Registration Statement (if its Effective Time is subsequent to the execution and delivery of this Agreement) and of any amendment or supplementation of a Registration Statement or the Prospectus and of the institution by the Commission of any stop order proceedings in respect of a Registration Statement and will use its best efforts to prevent the issuance of any such stop order and to obtain as soon as possible its lifting, if issued.

            (c) If, at any time when a prospectus relating to the Offered Securities is required to be delivered under the Act in connection with sales by any Underwriter or dealer, any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Act, the Company will promptly notify CSFBC of such event and will promptly prepare and file with the Commission, at its own expense, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. Neither CSFBC's consent to, nor the Underwriters' delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 6.

            (d) As soon as practicable, but not later than the Availability Date (as defined below), the Company will make generally available to its securityholders an earnings statement covering a period of at least 12 months beginning after the Effective Date of the Initial Registration Statement (or, if later, the Effective Date of the Additional Registration Statement) which will satisfy the provisions of Section 11(a) of the Act. For the purpose of the preceding sentence, "AVAILABILITY DATE" means the 45th day after the end of the fourth fiscal quarter following the fiscal quarter that includes such Effective Date, except that, if such fourth fiscal quarter is the last quarter of the Company's fiscal year, "AVAILABILITY DATE" means the 90th day after the end of such fourth fiscal quarter.

            (e) The Company will furnish to the Representatives copies of each Registration Statement (five of which will be signed and will include all exhibits), each related preliminary prospectus, and, so long as a prospectus relating to the Offered Securities is required to be delivered under the Act in connection with sales by any Underwriter or dealer, the Prospectus and all amendments and supplements to such documents, in each case in such quantities as CSFBC requests. The Prospectus shall be so furnished on or prior to 3:00 P.M., New York time, on the business day following the later of the execution and delivery of this Agreement or the Effective Time of the Initial Registration Statement. All other such documents shall be so furnished as soon as available. The Company and the Selling Stockholders will pay the expenses of printing and distributing to the Underwriters all such documents.

            (f) The Company will arrange for the qualification of the Offered Securities for sale under the laws of such jurisdictions as CSFBC designates and will continue such qualifications in effect so long as required for the distribution.

            (g) During the period of 10 years hereafter, the Company will furnish to the Representatives and, upon request, to each of the other Underwriters, as soon as practicable after the end of each fiscal year, a copy of its annual report to stockholders for such year; and the Company will furnish to the Representatives (i) as soon as available, a copy of each report and any definitive proxy statement of the Company filed with the Commission under the Securities Exchange Act of 1934 or mailed to stockholders, and (ii) from time to time, such other information concerning the Company as CSFBC may reasonably request.

            (h) For a period of 90 days after the date of the initial public offering of the Offered Securities, the Company will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file with the Commission a registration statement under the Act relating to, any additional shares of its Securities or securities convertible into or exchangeable or exercisable for any shares of its Securities, or publicly disclose the intention to make any such offer, sale, pledge, disposition or filing, without the prior written consent of CSFBC, except issuances of Securities pursuant to the conversion or exchange of convertible or exchangeable securities or the exercise of warrants or options, in each case outstanding on the date hereof, grants of employee stock options pursuant to the terms of a plan in effect on the date hereof, issuances of Securities pursuant to the exercise of such options.

            (i) The Company and each Selling Stockholder agree with the several Underwriters that the Company and such Selling Stockholder will pay all expenses incident to the performance of the obligations of the Company and such Selling Stockholder, as the case may be, under this Agreement, for any filing fees and other expenses (including fees and disbursements of counsel) in connection with qualification of the Offered Securities for sale under the laws of such jurisdictions as CSFBC designates and the printing of memoranda relating thereto, for the filing fee incident to the review by the NASD of the Offered Securities, for any travel expenses of the Company's officers and employees and any other expenses of the Company in connection with attending or hosting meetings with prospective purchasers of the Offered Securities, for any transfer taxes on the sale by the Selling Stockholders of the Offered Securities to the Underwriters and for expenses incurred in distributing preliminary prospectuses and the Prospectus (including any amendments and supplements thereto) to the Underwriters.

            (j) The Custodian will agree to deliver to CSFBC, attention:
      Transactions Advisory Group, on the Closing Date a letter stating that they will deliver to each Selling Stockholder a United States Treasury Department Form 1099 (or other applicable form or statement specified by the United States Treasury Department regulations in lieu thereof) on or before January 31 of the year following the date of this Agreement.

            (k) Each Selling Stockholder agrees, for a period of 90 days after the date of the public offering of the Offered Securities, not to offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any additional shares of the Securities of the Company or securities convertible into or exchangeable or exercisable for any shares of Securities, enter into a transaction which would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of the Securities, whether any such aforementioned transaction is to be settled by delivery of the Securities or such other securities, in cash or otherwise, or publicly disclose the intention to make any such offer, sale, pledge or disposition, or enter into any such transaction, swap, hedge or other arrangement, without, in each case, the prior written consent of CSFBC. In addition, each selling stockholder agrees that, without the prior written consent of CSFBC, it will not, during the period commencing on the date hereof and ending 90 days after the public offering of the Offered Securities, make any demand for or exercise any right with respect to, the registration of any Securities of the Company or any security convertible into or exercisable or exchangeable for Securities of the Company.

      6. CONDITIONS OF THE OBLIGATIONS OF THE UNDERWRITERS. The obligations of the several Underwriters to purchase and pay for the Firm Securities on the First Closing Date and the Optional Securities to be purchased on each Optional Closing Date will be subject to the accuracy of the representations and warranties on the part of the Company and the Selling Stockholders herein, to the accuracy of the statements of Company officers made pursuant to the provisions hereof, to the performance by the Company and the Selling Stockholders of their obligations hereunder and under the Custody Agreements and Powers of Attorney and to the following additional conditions precedent:

            (a) The Representatives shall have received a letter, dated the date of delivery thereof (which, if the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement, shall be on or prior to the date of this Agreement or, if the Effective Time of the Initial Registration Statement is subsequent to the execution and delivery of this Agreement, shall be prior to the filing of the amendment or post-effective amendment to the registration statement to be filed shortly prior to such Effective Time), of PricewaterhouseCoopers LLP confirming that they are independent public accountants within the meaning of the Act and the applicable published Rules and Regulations thereunder and stating to the effect that:

                  (i) in their opinion the financial statements and schedules examined by them and included or incorporated by reference in the Registration Statements comply as to form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations and the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder;

                  (ii) they have performed the procedures specified by the
            American Institute of Certified Public Accountants for a review of interim financial information as described in Statement of Auditing Standards No. 71, Interim Financial Information, on the unaudited financial statements included in the Registration Statements;

                  (iii) on the basis of the review referred to in clause (ii)
            above, a reading of the latest available interim financial statements of the Company, inquiries of officials of the Company who have responsibility for financial and accounting matters and other specified procedures, nothing came to their attention that caused them to believe that:

                        (A) the unaudited financial statements included in the
                  Registration Statements do not comply as to form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations and the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, or any material modifications should be made to such unaudited financial statements for them to be in conformity with generally accepted accounting principles;

                        (B) the unaudited consolidated net sales, net operating
                  income, net income and net income per share amounts for the three-month periods ended March 31, 2001 included in the Prospectus do not agree with the amounts set forth in the unaudited consolidated financial statements for those same periods or were not determined on a basis substantially consistent with that of the corresponding amounts in the audited statements of income;

                        (C) at the date of the latest available balance sheet
                  read by such accountants, or at a subsequent specified date not more than three business days prior to the date of this Agreement, there was any change in the capital stock or any increase in short-term indebtedness or long-term debt of the Company and its consolidated subsidiaries or, at the date of the latest available balance sheet read by such accountants, there was any decrease in consolidated net current assets or net assets, as compared with amounts shown on the latest balance sheet included in the Prospectus; or

                        (D) for the period from the closing date of the latest
                  income statement included in the Prospectus to the closing date of the latest available income statement read by such accountants there were any decreases, as compared with the corresponding period of the previous year and with the period of corresponding length ended the date of the latest income statement included in the Prospectus, in consolidated net sales or net operating income in the total or per share amounts of consolidated income before extraordinary items or net income;

      except in all cases set forth in clauses (c) and (d) above for changes, increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

                  (iv) they have compared specified dollar amounts (or
            percentages derived from such dollar amounts) and other financial information contained in the Registration Statements (in each case to the extent that such dollar amounts, percentages and other financial information are derived from the general accounting records of the Company and its subsidiaries subject to the internal controls of the Company's accounting system or are derived directly from such records by analysis or computation) with the results obtained from inquiries, a reading of such general accounting records and other procedures specified in such letter and have found such dollar amounts, percentages and other financial information to be in agreement with such results, except as otherwise specified in such letter.

      For purposes of this subsection, (i) if the Effective Time of the Initial Registration Statements is subsequent to the execution and delivery of this Agreement, "REGISTRATION STATEMENTS" shall mean the initial registration statement as proposed to be amended by the amendment or post-effective amendment to be filed shortly prior to its Effective Time,
      (ii) if the Effective Time of the Initial Registration Statements is prior to the execution and delivery of this Agreement but the Effective Time of the Additional Registration Statement is subsequent to such execution and delivery, "REGISTRATION STATEMENTS" shall mean the Initial Registration Statement and the additional registration statement as proposed to be filed or as proposed to be amended by the post-effective amendment to be filed shortly prior to its Effective Time, and (iii) "PROSPECTUS" shall mean the prospectus included in the Registration Statements. All financial statements and schedules included in material incorporated by reference into the Prospectus shall be deemed included in the Registration Statements for purposes of this subsection.

            (b) If the Effective Time of the Initial Registration Statement is not prior to the execution and delivery of this Agreement, such Effective Time shall have occurred not later than 10:00 P.M., New York time, on the date of this Agreement or such later date as shall have been consented to by CSFBC. If the Effective Time of the Additional Registration Statement (if any) is not prior to the execution and delivery of this Agreement, such Effective Time shall have occurred not later than 10:00 P.M., New York time, on the date of this Agreement or, if earlier, the time the Prospectus is printed and distributed to any Underwriter, or shall have occurred at such later date as shall have been consented to by CSFBC. If the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement, the Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and
      Section 5(a) of this Agreement. Prior to such Closing Date, no stop order suspending the effectiveness of a Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of any Selling Stockholder, the Company or the Representatives, shall be contemplated by the Commission.

            (c) Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as one enterprise which, in the judgment of a majority in interest of the Underwriters including the Representatives, is material and adverse and makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Offered Securities; (ii) any downgrading in the rating of any debt securities of the Company by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (iii) any material suspension or material limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum prices for trading on such exchange, or any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (iv) any banking moratorium declared by U.S. federal or New York authorities; or
      (v) any outbreak or escalation of major hostilities in which the United States is involved, any declaration of war by Congress or any other substantial national or international calamity or emergency if, in the judgment of a majority in interest of the Underwriters including the Representatives, the effect of any such outbreak, escalation, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Offered Securities.

            (d) The Representatives shall have received an opinion, dated such Closing Date, of Latham & Watkins, counsel for the Company, to the effect that:

                  (i) Each of the Company and its subsidiaries that is a
            corporation has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own its properties and conduct its business as described in the Prospectus;

                  (ii) Duane Reade has been duly formed as a general partnership under the laws of the State of New York with the partnership power and authority to own, lease and operate its properties as described in the Prospectus;

                  (iii) The Company and each of its subsidiaries is duly
            qualified to do business as a foreign corporation or partnership in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified would not have a Material Adverse Effect;

                  (iv) All outstanding shares of the capital stock of the
            Company have been duly authorized and validly issued, are fully paid and nonassessable and conform to the description thereof contained in the Prospectus; and, to the knowledge of such counsel, the stockholders of the Company have no preemptive rights with respect to the Securities;

                  (v) All of the outstanding shares of capital stock of the
            Company's subsidiaries that are corporations have been duly authorized and validly issued and are fully paid and non-assessable, and are owned of record by the Company, directly or indirectly through one or more subsidiaries, free and clear of any security interest, claim, lien, encumbrance or adverse interest of any nature, except as disclosed in the Prospectus; and all of the partnership interests in Duane Reade are owned of record by the Company and DRI I, free and clear of any security interest, claim, lien, encumbrance or adverse interest of any nature, except as disclosed in the Prospectus;

                  (vi) The Offered Securities delivered on such Closing Date have been duly authorized and, when issued and delivered to the Underwriters against payment therefore as provided by the Agreement, will be validly issued, fully paid and non-assessable;

                  (vii) To the best of such counsel's knowledge after due
            inquiry, except as disclosed in the Registration Statement, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such Securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act;

                  (viii) The Company is not and, after giving effect to the
            offering and sale of the Offered Securities and the application of the net proceeds thereof as described in the Prospectus, will not be an "investment company" as defined in the Investment Company Act of 1940;

                  (ix) No consent, approval, authorization or order of, or
            filing with, any governmental agency or body or any court is required to be obtained or made by the Company or any Selling Stockholder for the consummation of the transactions contemplated by this Agreement or the Custody Agreement in connection with the sale of the Offered Securities, except such as have been obtained and made under the Act or with the NASD and such as may be required under state securities laws;

                  (x) The execution, delivery and performance of this Agreement and the consummation of the transactions herein or therein contemplated will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, (a) any applicable federal or New York statute, any rule, regulation or order of any governmental agency or body or any court having jurisdiction over the Company or any subsidiary of the Company or any of their properties, (b) any agreement or instrument that is material to the Company and its subsidiaries, taken as a whole, to which the Company or any such subsidiary is a party or by which the Company or any such subsidiary is bound or to which any of the properties of the Company or any such subsidiary is subject, or (c) the charter, by-laws or similar organizational document, of the Company or any such subsidiary;

                  (xi) The Initial Registration Statement was declared effective under the Act as of the date and time specified in such opinion, the Additional Registration Statement (if any) was filed and became effective under the Act as of the date and time (if determinable) specified in such opinion, the Prospectus either was filed with the Commission pursuant to the subparagraph of Rule 424(b) specified in such opinion on the date specified therein or was included in the Initial Registration Statement or the Additional Registration Statement (as the case may be), and, to the best of the knowledge of such counsel, no stop order suspending the effectiveness of a Registration Statement or any part thereof has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Act, and each Registration Statement and the Prospectus, and each amendment or supplement thereto, as of their respective effective or issue dates, complied as to form in all material respects with the requirements of the Act and the Rules and Regulations; such counsel have no reason to believe that any part of a Registration Statement or any amendment thereto, as of its effective date or as of such Closing Date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading; or that the Prospectus or any amendment or supplement thereto, as of its issue date or as of such Closing Date, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; the descriptions in the Registration Statements and Prospectus of statutes, legal and governmental proceedings and contracts and other documents are accurate and fairly present the information required to be shown; and such counsel do not know of any legal or governmental proceedings required to be described in a Registration Statement or the Prospectus which are not described as required or of any contracts or documents of a character required to be described in a Registration Statement or the Prospectus or to be filed as exhibits to a Registration Statement which are not described and filed as required; it being understood that such counsel need express no opinion as to the financial statements or other financial data contained in the Registration Statements or the Prospectus;

                  (xii) This Agreement has been duly authorized, executed and delivered by the Company, DRI I, DR International, DR Realty and Duane Reade;

                  (xiii) The statements (a) under the caption "Risk Factors--Our operations are subject to federal and state laws and regulations, which could adversely impact our business if changed", (b) in the second sentence under the caption "Risk Factors--Shares eligible for public sale after this offering could adversely affect our stock price", (c) in the second sentence in the second paragraph under the caption "Common Stock Price Range and Dividends", (d) in the third, fourth, fifth and sixth sentences under the caption "Management's Discussion and Analysis of Financial Condition and Results of Operations--Tax Benefits From Net Operating Losses", (e) under the caption "Description of Capital Stock",
            (f) under the caption "Certain U.S. Federal Tax Considerations for Non-U.S. Holders" and (g) in the second, third, seventh, eighth and ninth paragraphs under the caption "Underwriting" in the Prospectus and Items 14 and 15 of Part II of the Registration Statement, insofar as such statements constitute a summary of the legal matters, documents or proceedings referred to therein, are accurate in all material respects; and

                  (xiv) Neither the Company nor any of its subsidiaries is in violation of its respective charter, by-laws or partnership agreement and, to the best of such counsel's knowledge after due inquiry, neither the Company nor any of its subsidiaries is in default in the performance of any obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument that is material to the Company and its subsidiaries, taken as a whole, to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or any of their respective property is bound.

      (e) The Representatives shall have received the opinion contemplated in the relevant Power of Attorney executed and delivered by each Selling Stockholder and an opinion, dated such Closing Date, of Latham & Watkins, counsel for the Selling Stockholders, to the effect that:

            (i) Each Selling Stockholder had valid and unencumbered title to the Offered Securities delivered by such Selling Stockholder on such Closing Date and had full right, power and authority to sell, assign, transfer and deliver the Offered Securities delivered by such Selling Stockholder on such Closing Date hereunder; and the several Underwriters have acquired valid and unencumbered title to the Offered Securities purchased by them from the Selling Stockholders on such Closing Date hereunder;

            (ii) No consent, approval, authorization or order of, or filing with, any governmental agency or body or any court is required to be obtained or made by any Selling Stockholder for the consummation of the transactions contemplated by this Agreement, the relevant Custody Agreement or the relevant Power of Attorney of such Selling Stockholder in connection with the sale of the Offered Securities sold by the Selling Stockholders, except such as have been obtained and made under the Act or with the NASD and such as may be required from the NASD under state securities laws;

            (iii) The execution, delivery and performance of this Agreement, the relevant Custody Agreement or the relevant Power of Attorney of such Selling Stockholder and the consummation of the transactions herein and therein contemplated will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, (a) any applicable federal or New York statute, any rule, regulation or order of any governmental agency or body or any court having jurisdiction over any Selling Stockholder or any of their properties, (b) any agreement or instrument that is material to such Selling Stockholder to which any Selling Stockholder is a party or by which any Selling Stockholder is bound or to which any of the properties of any Selling Stockholder is subject, or (c) the charter, by-laws or similar organizational document of any Selling Stockholder which is not a natural person;

            (iv) The relevant Power of Attorney and the relevant Custody Agreement with respect to each Selling Stockholder has been duly authorized, executed and delivered by such Selling Stockholder and constitute valid and legally binding obligations of each such Selling Stockholder enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles; and

            (v) This Agreement has been duly authorized, executed and delivered by or on behalf of each Selling Stockholder. Pursuant to the relevant Power of Attorney, such Selling Stockholder has authorized the Attorneys, or any one of them, to execute and deliver on such Selling Stockholder's behalf this Agreement and any other document they, or any one of them, may deem necessary or desirable in connection with the transactions contemplated hereby and thereby and to deliver the Offered Securities to be sold by such Selling Stockholder pursuant to this Agreement.

      (f) The Representatives shall have received from Shearman & Sterling, counsel for the Underwriters, such opinion or opinions, dated such Closing Date, with respect to the incorporation of the Company, the validity of the Offered Securities delivered on such Closing Date, the Registration Statements, the Prospectus and other related matters as the Representatives may require, and the Selling Stockholders and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

      (g) The Representatives shall have received a certificate, dated such Closing Date, of the President or any Vice President and a principal financial or accounting officer of the Company in which such officers, to the best of their knowledge after reasonable investigation, shall state that: the representations and warranties of the Company in this Agreement are true and correct; the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date; no stop order suspending the effectiveness of any Registration Statement has been issued and no proceedings for that purpose have been instituted or are contemplated by the Commission; the Additional Registration Statement (if any) satisfying the requirements of subparagraphs (1) and (3) of Rule 462(b) was filed pursuant to Rule 462(b), including payment of the applicable filing fee in accordance with Rule 111(a) or (b) under the Act, prior to the time the Prospectus was printed and distributed to any Underwriter; and, subsequent to the date of the most recent financial statements in the Prospectus, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole except as set forth in or contemplated by the Prospectus or as described in such certificate.

      (h) The Representatives shall have received a letter, dated such Closing Date, of PricewaterhouseCoopers LLP which meets the requirements of subsection
(a) of this Section, except that the specified date referred to in such subsection will be a date not more than three days prior to such Closing Date for the purposes of this subsection.

      (i) On or prior to the date of this Agreement, the Representatives shall have received lockup letters in the form attached hereto as Exhibit A from each of the executive officers and directors of the Company who are not Selling Stockholders.

      (j) On or prior to the date of this Agreement, each Selling Stockholder that is selling Offered Securities that are not outstanding as of the date hereof shall have deposited with the Custodian under the relevant Custody Agreement such number of Stock Options that, upon exercise in full, will result in a number of Offered Securities that, when added to the number of Offered Securities of such Selling Stockholder outstanding on the date hereof, will equal the maximum aggregate number of Offered Securities which may be sold by such Selling Stockholder as indicated on Schedule B hereto.

      (k) On or prior to any Closing Date, each relevant Attorney shall have exercised, on the corresponding Selling Shareholder's behalf, the requisite number of Stock Options required to allow such Selling Shareholder to meet its obligations hereunder; upon the exercise of any such Stock Options, the Company shall have, on or prior to the Closing Date in question, issued and delivered the Offered Securities underlying such Stock Options in accordance with the 1992 Plan or the 1997 Plan, as applicable.

      (l) An Attorney has exercised Stock Options on behalf of a Selling Stockholder, as provided in this Agreement, the relevant Custody Agreement and the relevant Power of Attorney and shall have done so in full compliance with the requirements of the 1992 Plan or the 1997 Plan, as applicable.

The Selling Stockholders and the Company will furnish the Representatives with such conformed copies of such opinions, certificates, letters and documents as the Representatives reasonably request. CSFBC may in its sole discretion waive on behalf of the Underwriters compliance with any conditions to the obligations of the Underwriters hereunder, whether in respect of an Optional Closing Date or otherwise.

      7. INDEMNIFICATION AND CONTRIBUTION. (a) The Company, DRI I, DR International, DR Realty and Duane Reade jointly and severally will indemnify and hold harmless each Underwriter, its partners, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act, against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; PROVIDED, HOWEVER, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (c) below.

      Insofar as the foregoing indemnity agreement, or the representations and warranties contained in Section 2(a)(ii), may permit indemnification for liabilities under the Act of any person who is an Underwriter or a partner or controlling person of an Underwriter within the meaning of Section 15 of the Act and who, at the date of this Agreement, is a director, officer or controlling person of the Company, the Company has been advised that in the opinion of the Commission such provisions may contravene federal public policy as expressed in the Act and may therefore be unenforceable. In the event that a claim for indemnification under such agreement or such representations and warranties for any such liabilities (except insofar as such agreement provides for the payment by the Company of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such a person, the Company will submit to a court of appropriate jurisdiction (unless in the opinion of counsel for the Company the matter has already been settled by controlling precedent) the question of whether or not indemnification by it for such liabilities is against public policy as expressed in the Act and therefore unenforceable, and the Company will be governed by the final adjudication of such issue.

      (b) The Selling Stockholders jointly and severally will indemnify and hold harmless each Underwriter, its partners, directors and officers and each person who controls such Underwriter within the meaning of Section 15 of the Act, against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred;

PROVIDED, HOWEVER, that the Selling Stockholders will only be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by a Selling Stockholder specifically for use therein, it being understood and agreed that the only such information furnished by any Selling Stockholder is as described in Section 2(b)(ii) above; and PROVIDED FURTHER that the liability under this Section of each Selling Stockholder shall be limited to an amount equal to the aggregate gross proceeds paid to such Selling Stockholder from the sale of Securities sold by such Selling Stockholder hereunder.

      (c) Each Underwriter will severally and not jointly indemnify and hold harmless the Company, its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the Act, and each Selling Stockholder against any losses, claims, damages or liabilities to which the Company or such Selling Stockholder may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Company and each Selling Stockholder in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred, it being understood and agreed that the only such information furnished by any Underwriter consists of the following information in the Prospectus furnished on behalf of each
Underwriter: the concession and reallowance figures appearing in the 4th paragraph under the caption "Underwriting" and the information contained in the 17th and 18th paragraphs under the caption "Underwriting".

      (d) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under subsection (a), (b) or (c) above, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under subsection (a), (b) or (c) above. In case any such action is brought against any indemnified party and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section or Section 9, as the case may be, for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such (i) settlement includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.

      (e) If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a), (b) or
(c) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a), (b) or (c) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Stockholders on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Selling Stockholders bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Selling Stockholders or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (e). Notwithstanding the provisions of this subsection (e), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this subsection (e) to contribute are several in proportion to their respective underwriting obligations and not joint.

      (f) The obligations of the Company and the Selling Stockholders under this Section shall be in addition to any liability which the Company and the Selling Stockholders may otherwise have , upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company, to each officer of the Company who has signed a Registration Statement and to each person, if any, who controls the Company within the meaning of the Act.

      8. DEFAULT OF UNDERWRITER. If any Underwriter or Underwriters default in their obligations to purchase Offered Securities hereunder on either the First or any Optional Closing Date and the aggregate number of shares of Offered Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total number of shares of Offered Securities that the Underwriters are obligated to purchase on such Closing Date, CSFBC may make arrangements satisfactory to the Company and the Selling Stockholders for the purchase of such Offered Securities by other persons, including any of the Underwriters, but if no such arrangements are made by such Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Offered Securities that such defaulting Underwriters agreed but failed to purchase on such Closing Date. If any Underwriter or Underwriters so default and the aggregate number of shares of Offered Securities with respect to which such default or defaults occur exceeds 10% of the total number of shares of Offered Securities that the Underwriters are obligated to purchase on such Closing Date and arrangements satisfactory to CSFBC, the Company and the Selling Stockholders for the purchase of such Offered Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter, the Company or the Selling Stockholders, except as provided in Section 9 (PROVIDED, that if such default occurs with respect to Optional Securities after the First Closing Date, this Agreement will not terminate as to the Firm Securities or any Optional Securities purchased prior to such termination). As used in this Agreement, the term "Underwriter" includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.

      9. SURVIVAL OF CERTAIN REPRESENTATIONS AND OBLIGATIONS. The respective indemnities, agreements, representations, warranties and other statements of the Selling Stockholders, of the Company or its officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, any Selling Stockholder, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities. If this Agreement is terminated pursuant to Section 8 or if for any reason the purchase of the Offered Securities by the Underwriters is not consummated, the Company and the Selling Stockholders shall remain responsible for the expenses to be paid or reimbursed by them pursuant to
Section 5 and the respective obligations of the Company, the Selling Stockholders, and the Underwriters pursuant to Section 7 shall remain in effect, and if any Offered Securities have been purchased hereunder the representations and warranties in Section 2 and all obligations under Section 5 shall also remain in effect. If the purchase of the Offered Securities by the Underwriters is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 8 or the occurrence of any event specified in clause (iii), (iv) or (v) of Section 6(c), the Company and the Selling Stockholders will, jointly and severally, reimburse the Underwriters for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered Securities.

      10. NOTICES. All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered or telegraphed and confirmed to the Representatives, c/o Credit Suisse First Boston Corporation, Eleven Madison Avenue, New York, NY 10010-3629, Attention: Transactions Advisory Group, or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at Duane Reade Inc., 440 Ninth Avenue, New York, NY 10001, Attention: Chief Executive Officer, or, if sent to the Selling Stockholders or any of them, will be mailed, delivered or telegraphed and confirmed to [name of Attorney] at [address of Attorney]; PROVIDED, HOWEVER, that any notice to an Underwriter pursuant to Section 7 will be mailed, delivered or telegraphed and confirmed to such Underwriter.

      11. SUCCESSORS. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective personal representatives and successors and the officers and directors and controlling persons referred to in
Section 7, and no other person will have any right or obligation hereunder.

      12. REPRESENTATION. The Representatives will act for the several Underwriters in connection with the transactions contemplated by this Agreement, and any action under this Agreement taken by the Representatives jointly or by CSFBC will be binding upon all the Underwriters. [Name of Attorney] will act for the Selling Stockholders in connection with such transactions, and any action under or in respect of this Agreement taken by [Name of Attorney] will be binding upon all the Selling Stockholders.

      13. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

      14. APPLICABLE LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

      The Company hereby submits to the non-exclusive jurisdiction of the federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement, any Custody Agreement or any Powers of Attorney or the transactions contemplated hereby or thereby.

      If the foregoing is in accordance with the Representatives' understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement among the Selling Stockholders, the Company and the several Underwriters in accordance with its terms.

                                Very truly yours,

                                   DLJ MERCHANT BANKING PARTNERS II, L.P.


                                        ----------------------------------
                                        Name: John Henry
                                              Attorney-in-fact

                                   DLJ MERCHANT BANKING PARTNERS II-A, L.P.


                                        ----------------------------------
                                        Name: John Henry
                                              Attorney-in-fact

                                   DLJ OFFSHORE PARTNERS II, C.V.


                                        ----------------------------------
                                        Name: John Henry
                                              Attorney-in-fact

                                   DLJ DIVERSIFIED PARTNERS, L.P.


                                        ----------------------------------
                                        Name: John Henry
                                              Attorney-in-fact


                                   DLJ DIVERSIFIED PARTNERS-A, L.P.


                                        ----------------------------------
                                        Name: John Henry
                                              Attorney-in-fact


                                   DLJMB FUNDINGS II, INC.


                                        ----------------------------------
                                        Name: John Henry
                                              Attorney-in-fact


                                   DLJ MILLENNIUM PARTNERS, L.P.


                                        ----------------------------------
                                        Name: John Henry
                                              Attorney-in-fact


                                   DLJ MILLENNIUM PARTNERS-A, L.P.


                                        ----------------------------------
                                        Name: John Henry
                                              Attorney-in-fact


                                   DLJ EAB PARTNERS, L.P.


                                        ----------------------------------
                                        Name: John Henry
                                              Attorney-in-fact


                                   DLJ FIRST ESC, L.P.


                                        ----------------------------------
                                        Name: John Henry
                                              Attorney-in-fact


                                   UK INVESTMENT PLAN 1997 PARTNERS


                                        ----------------------------------
                                        Name: John Henry
                                              Attorney-in-fact


                                        ----------------------------------
                                        Anthony J. Cuti



                                        ----------------------------------
                                        Gary Charboneau



                                        ----------------------------------
                                        Jerry M. Ray



                                        ----------------------------------
                                        William J. Tennant


                                   DUANE READE INC.

                                        By
                                          --------------------------------
                                        Name:
                                        Title:

                                   DRI I INC.

                                        By
                                          ----------------------------------
                                        Name:
                                        Title:

                                   DUANE READE INTERNATIONAL, INC.

                                        By
                                          ----------------------------------
                                        Name:
                                        Title:

                                   DUANE READE REALTY, INC.

                                        By
                                          ----------------------------------
                                        Name:
                                        Title:

                                   DUANE READE

                                        By
                                          ----------------------------------
                                        Name:
                                        Title:

CREDIT SUISSE FIRST BOSTON CORPORATION
GOLDMAN, SACHS & CO.
J.P. MORGAN SECURITIES INC.
THE ROBINSON-HUMPHREY COMPANY, LLC

      Acting on behalf of themselves and as the Representatives of the several Underwriters.


   By  CREDIT SUISSE FIRST BOSTON CORPORATION


   By.....................................................
      Name:
      Title:

                                   SCHEDULE A

                                                           NUMBER OF
                                                        FIRM SECURITIES
                     UNDERWRITER                        TO BE PURCHASED
                     -----------                        ---------------
Credit Suisse First Boston Corporation..............

Goldman, Sachs & Co.................................

J.P. Morgan Securities Inc..........................

The Robinson-Humphrey Company, LLC..................
















                  Total.............................    4,000,000
                                                        =========

                                   SCHEDULE B

                                                          MAXIMUM
                                                         NUMBER OF
                                         NUMBER OF       OPTIONAL
                                      FIRM SECURITIES  SECURITIES TO
         SELLING STOCKHOLDER             TO BE SOLD       BE SOLD
         -------------------          ---------------  -------------

DLJ Merchant Banking
   Partners II, L.P. ...............      1,734,185

DLJ Merchant Banking
   Partners II-A, L.P. .............         69,063

DLJ Offshore Partners II, C.V. .....         85,278

DLJ Diversified Partners, L.P. .....        101,388

DLJ Diversified Partners-A, L.P. ...         37,652

DLJMB Funding II, Inc. .............        307,896

DLJ Millennium Partners, L.P. ......         28,040

DLJ Millennium Partners-A, L.P. ....          5,469

DLJ EAB Partners, L.P. .............          7,786

DLJ First ESC, L.P. ................        330,360

UK Investment Plan 1997 Partners ...         45,883

Anthony J. Cuti ....................        100,000

Gary Charboneau ....................         42,000

Jerry M. Ray .......................         50,000

William J. Tennant .................         55,000
                                          ---------        ---------
 Total .............................      3,000,000        1,050,000
                                          =========        =========

                                    EXHIBIT A

                             [FORM OF LOCKUP LETTER]

                                                                          , 2001

DUANE READE INC.
440 Ninth Avenue
New York, NY 10001

Credit Suisse First Boston Corporation
Goldman, Sachs & Co.
J.P. Morgan Securities, Inc.
The Robinson-Humphrey Company, LLC

c/o Credit Suisse First Boston Corporation
    Eleven Madison Avenue
    New York, NY   10010-3629


Dear Sirs:

            As an inducement to the Underwriters to execute the Underwriting Agreement, pursuant to which an offering will be made that is intended to result in an orderly market for the common stock, $0.01 par value per share (the "SECURITIES") of Duane Reade Inc., and any successor (by merger or otherwise) thereto, (the "COMPANY"), the undersigned hereby agrees that from the date hereof and until 90 days after the public offering date set forth on the final prospectus used to sell the Securities (the "PUBLIC OFFERING DATE") pursuant to the Underwriting Agreement, to which you are or expect to become parties, the undersigned will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any shares of Securities or securities convertible into or exchangeable or exercisable for any shares of Securities, enter into a transaction which would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of the Securities, whether any such aforementioned transaction is to be settled by delivery of the Securities or such other securities, in cash or otherwise, or publicly disclose the intention to make any such offer, sale, pledge or disposition, or to enter into any such transaction, swap, hedge or other arrangement, without, in each case, the prior written consent of Credit Suisse First Boston Corporation. In addition, the undersigned agrees that, without the prior written consent of Credit Suisse First Boston Corporation, it will not, during the period commencing on the date hereof and ending 90 days after the Public Offering Date, make any demand for or exercise any right with respect to, the registration of any Securities or any security convertible into or exercisable or exchangeable for the Securities.

            Any Securities received upon exercise of options granted to the undersigned will also be subject to this Agreement. Any Securities acquired by the undersigned in the open market or in the issuer directed share program will not be subject to this Agreement. A transfer of Securities to a family member or trust may be made, provided the transferee agrees to be bound in writing by the terms of this Agreement.

            In furtherance of the foregoing, the Company and its transfer agent and registrar are hereby authorized to decline to make any transfer of shares of Securities if such transfer would constitute a violation or breach of this Agreement

            This Agreement shall be binding on the undersigned and the successors, heirs, personal representatives and assigns of the undersigned. This Agreement shall lapse and become null and void if the Public Offering Date shall not have occurred on or before November 1, 2001.

                                             Very truly yours,


                                             ............................
                                             Name: